Exhibit 10.8(b)

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Copy

SUPPLEMENTAL AGREEMENT NO. 1

TO THE LICENSE AND RESEARCH COLLABORATION AGREEMENT

This Supplemental Agreement No. 1 (“Supplement No. 1”) to the License and Research Collaboration Agreement dated November 27, 2012 (the “License Agreement”) is entered into as of May 7, 2015 (the “Supplement Effective Date”) by and between SELECTA BIOSCIENCES, INC. (“Selecta”), and SANOFI (“Sanofi”). Selecta and Sanofi shall be individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to Section 9.3 of the License Agreement, Selecta granted to Sanofi the Sanofi Option, whereby Sanofi has the right to acquire an exclusive (even as to Selecta) license in the Territory under the Selecta Licensed Technology, including the right to grant sublicenses through multiple tiers, for up to two Optional Indications on the terms and Indications set forth in Section 9.3 of the License Agreement; and

WHEREAS, on November 19, 2014, Sanofi delivered to Selecta a Notice of Exercise related to the Second Indication; and on November 21, 2014, Selecta sent notice to Sanofi indicating that it would like to grant Sanofi an Expanded License in the Optional Indication; and

WHEREAS, the Parties agree that certain terms of the License Agreement, including but not limited the Second Payment, are not appropriate for the Second Indication and therefore need to be amended for the Second Indication;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to them in the License Agreement.

1.1          “Celiac Disease” shall mean inflammation or other adverse immune reactions caused by gluten.

1.2          “Second Indication” shall mean the Optional Indication of Celiac Disease for which Sanofi has successfully exercised its rights under Section 9.3 of the License Agreement.

2.             Amendment. This Supplement No. 1 shall be deemed to be an “amendment” for the purposes of interpreting Section 9.3 of the License Agreement. The Parties further agree that the execution of this Supplement No. 1 shall be deemed to satisfy the requirement in Section 9.3 of the License Agreement that the Parties enter into an amendment within [***] days after Selecta agreed to work on the Second Indication. Unless otherwise specified herein the terms and conditions of the License Agreement applicable to the Initial Indication shall also apply to the Second Indication.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.             Celiac Disease an Indication. The Parties agree that upon the execution of this Supplement No.1, Celiac Disease shall be deemed to be an Indication for purposes of interpreting the License Agreement. In furtherance thereof, the Parties agree that the first sentence of Section 1.37 of the License Agreement shall be deemed to have been replaced in its entirety by the following sentence:

“Indications” means (a) the Initial Indication, and (b) the Second Indication.

4.             Financial Obligations.

4.1          First Payment. Selecta shall submit an invoice to Sanofi on the day of execution of this Suppplement No. 1 (or as soon as possible thereafter) for the First Payment equal to two million dollars ($2,000,000) for the Expanded License in the Second Indication. Sanofi shall pay such invoice within [***] Business Days after receipt.

4.2          Second Payment. The Parties hereby agree that the Second Payment of ($3,000,000) for the Second Indication shall be replaced in its entirety by the following three payments, with the understanding that all payments for the Second Indication shall be subject to Article 13 PAYMENTS AND REPORTS of the License Agreements:

i.                                         US$[***] upon [***].

ii.                                      US$[***] upon [***].

iii.                                   US$[***] upon [***].

4.3          Development Milestones. Subject to subsection 4.2(iii) above, Sanofi shall pay Selecta the Development Milestone amounts related to the achievement of the Development Milestones set forth in Section 12.2(a) of the License Agreement for the Second Indication as it would for the Initial Indication.

4.4          Sales Milestones and Royalties. Sanofi shall pay Selecta the Sales Milestones set forth in Section 12.2(b) of the License Agreement and Royalty Payments set forth in Section 12.3 of the License Agreement for Licensed Products in the Second Indication as it would for the Initial Indication, in each case on a Licensed Product by Licensed product basis and subject to all relevant reductions in the License Agreement, including but not limited to those reductions set forth in Section 12.4.

5.             Development Candidate; Research Plan; Committees. The Parties agree that each Indication shall have its own “Development Candidate”, “Development Candidate Nomination Criteria”, “Research Plan”, “Joint Research Committee” and “Joint Manufacturing Committee”, and therefore any references to “Development Candidate”, “Development Candidate Nomination Criteria”, “Research Plan”, “Joint Research Committee”, “Joint Manufacturing Committee”, “JRC” or “JMC”, shall be interpreted to mean the “Development Candidate”, “Development Candidate Nomination Criteria”, “Research Plan”, “Joint Research Committee”, “Joint Manufacturing Committee”, “JRC” or “JMC” applicable to such Indication. For the purposes of clarity, while the JRC and JMC shall be specific to each Indication, any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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person on such committees for the Initial Indication, may also be on such committees for the Second Indication. The Parties further agree that the Alliance Managers shall be the same for both Indications. Any references in the License Agreement to the initial Research Plan with respect to the Second Indication shall mean the research plan attached hereto as Exhibit B. Attached hereto as Exhibit C are the Development Candidate Nomination Criteria for the Second Indication.

6.             Research Term and Other Dates. Except as otherwise stated herein, with regards to the Second Indication, any dates in the License Agreement that are referential to the Effective Date, shall be deemed to be referential to the Supplemental Effective Date. For example, per Section 3.4 of the License Agreement, the Research Plan for the Second Indication shall be reviewed and approved each year on the anniversary of the Supplement Effective Date. The Parties further agree that the Research Term for the Second Indication will continue for period of [***] years unless a Development Candidate nomination for the Second Indication has occurred earlier, and therefore, under Section 3.2 of the License Agreement, the Research Term for Second Indication will be deemed to commence on the Supplement Effective Date and will continue until the earlier of (x) [***], or (y) the [***]-anniversary of the Supplemental Effective Date, unless extended as set forth in Section 3.4 of the License Agreement.

7.             Option to Extend the Field. The Parties agree that upon the execution of this Supplement and granting of the Expanded License in the Second Indication, Sanofi shall no longer have any rights to exercise the Sanofi Option for any other Optional Indication.

8.             Efforts by Sanofi. The first sentence of Section 11.1 of the License Agreement shall be deemed to have been replaced in its entirety by the following sentence:

Subject to this Section 11.1, Sanofi shall use commercially reasonable efforts to Research, Develop, and Commercialize at least one Licensed Product in each of the Initial Indication and the Second Indication (a) in [***], (b) in [***]; (c) [***] and (d) in [***].

9.             Press Release. Notwithstanding anything to the contrary contained in Section 21.8 of the License Agreement, Selecta may issue the press release attached as Exhibit D hereto at anytime within the 15 Business Days of Supplement Effective Date.

10.          Effect of Agreement. Except as provided for in this Supplement No. 1, all other terms of the License Agreement shall remain in full force and effect and be unaffected by this Supplement No. 1.

11.          Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The language in all parts of this Amendment No. 1 shall be deemed to be the language mutually chosen by the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Amendment No. 1 and this Amendment No. 1 therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

12.          Counterparts. This Supplement No. 1 may be executed by the Parties in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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constitute one and the same instrument. This Amendment No. 1 may be executed by facsimile signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Supplement No. 1 to the License Agreement to be executed by their respective duly authorized officers as of the Supplement Effective Date.

SELECTA THERAPEUTICS, INC.		SANOFI

By	/s/ Werner Cautreels	By	/s/ Constantine Chinoporos

Name	Werner Cautreels	Name	Constantine Chinoporos

Title	President and CEO	Title	Vice President

Date	May 7, 2015	Date	5/5/15

Signature Page to the Supplement Agreement No. 1

EXHIBIT A: FORMULATION CRITERIA

SVP formulations manufactured and characterized by Selecta shall meet the following specification criteria, based on Selecta’s characterization, and provided that such characterization shall be sufficiently consistent across batches as to enable in vivo testing:

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B: Research Plan

Selecta Scope of Work until Declaration of DC

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Sanofi Scope of Work until Declaration of DC

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C: DEVELOPMENT CANDIDATE NOMINATION CRITERIA

Development Candidate Nomination Criteria

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D: PRESS RELEASE

Sanofi Exercises Option on Second Therapeutic Program with Selecta Biosciences to
Develop an Antigen-Specific Immunotherapy Based on Synthetic Vaccine Particle Technology

•                                         Celiac disease program added to 2012 alliance addressing immune disorders related to food and airborne allergens

•                                         Selecta eligible to receive payments totaling up to $300 million as well as up to double digit tiered royalties on product sales of immune tolerance product for each program under the alliance

Watertown, Mass. — May [ ], 2015 — Selecta Biosciences, Inc., a clinical stage biotechnology company developing a novel class of targeted antigen-specific immune therapies, today announced that, under the terms of an existing strategic global collaboration, Sanofi (EURONEXT: SAN and NYSE: SNY) has exercised its option to an exclusive license to develop an immunotherapy for the treatment of celiac disease. In celiac disease patients, the consumption of gluten-containing food induces harmful immune responses that can lead to abdominal pain and, in most severe cases, intestinal cancer. This new immune tolerance program expands activities within the Sanofi-Selecta collaboration which is already successfully advancing a novel immunotherapy for a life-threatening food allergy. The products resulting from this collaboration will leverage Selecta’s proprietary Synthetic Vaccine Particle (SVPTM) platform which has unique capabilities to engineer nanoparticles with the structure and composition to produce immune tolerance by attenuating the overactive response to specific antigens.

“Sanofi and Selecta are working together to push toward the outer barriers of immunotherapy to deliver innovative solutions to patients. This area is constantly evolving, and with partners like Selecta, breakthrough medicines may be within our grasp,” said Kurt Stoeckli, Vice President and Head of Biotherapeutics, Research & Development at Sanofi.

Under the terms of the collaboration, Selecta is eligible to receive research support and several pre-clinical, clinical, regulatory and sales milestones totaling up to $300 million for this new program in celiac disease. Additionally, Selecta is also entitled to up to double digit tiered royalties as percentage of product net sales for any commercialized immunotherapy resulting from these efforts with Sanofi.

“We are very pleased that Sanofi and Selecta are now collaborating on three programs for immune tolerance,” said Werner Cautreels, PhD, Selecta’s President and CEO. “Both Sanofi and Selecta recognize the tremendous unmet medical needs in addressing the adverse immune responses leading to allergies and autoimmune diseases.”

In November 2012, Selecta announced that they had formed a strategic global collaboration to discover highly targeted, antigen-specific immunotherapies for life-threatening allergies. Under the agreement, Sanofi obtained a first exclusive license to develop an immunotherapy designed to abate acute immune responses against a life threatening food allergen and an option to develop two additional candidate immunotherapies for allergies and celiac disease. With the exercise of this option by Sanofi, Selecta and Sanofi now have two initiatives actively advancing immune tolerance treatments under the terms of the 2012 agreement. In October 2014, Selecta and JDRF announced another collaboration with Sanofi to research novel antigen-specific immune therapies for Type 1 Diabetes.

About Celiac Disease

Celiac Disease is a gluten induced chronic inflammatory disorder of the small bowel affecting approximately 1% of the population in the US and Europe causing a wide range of symptoms including diarrhea, abdominal pain, weight loss, and hypoproteinemia. Severe forms of the disease can lead to small intestinal adenocarcinoma. Gluten-free diet, the only available treatment option, is ineffective in approximately 30% of patients, has low compliance, and impairs quality of life in affected patients. The SVP program for celiac disease is aimed at rebalancing the immune response specifically to gluten without affecting other functions of the immune system.

About Selecta

Selecta Biosciences, Inc. is a clinical-stage biotechnology company developing novel drugs that use immune modulating nanomedicines to generate targeted antigen-specific immune responses to prevent and treat disease. Selecta’s proprietary Synthetic Vaccine Particle (SVP) platform creates a novel paradigm in immunotherapeutics and vaccines, enabling completely new applications while offering the potential of improved efficacy and safety profiles.

Selecta’s immunomodulatory SVPs can induce antigen-specific immune tolerance, enabling them to be applied in a variety of therapeutic areas with large unmet medical need. The company is focused on three key near-term applications: inhibition of immunogenicity of biologic therapies, treatment of allergies, and treatment of autoimmune diseases. Immumogenicity adversely affects the safety and efficacy profile for many biological therapies, and is known to have caused the termination of a number of promising biological therapies in clinical development. Selecta’s SVP is a product engine that has the potential to unlock the full therapeutic value of biologic therapies.

Through proprietary products and collaborations with leading pharmaceutical companies and research organizations, Selecta is building a pipeline of product candidates to address unmet medical needs in serious and chronic diseases. Selecta Biosciences, Inc. is based in Watertown, Massachusetts, USA. For more information, please visit www.selectabio.com.

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